Exhibit 99.2

FIREFLY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis (the “MD&A”) should be read in conjunction with the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2024, of Firefly Neuroscience, Inc. and the related notes included elsewhere in this current report. The unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2024, discussed below reflect Firefly’s historical results of operations and financial position. This MD&A contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. See the section of this document titled “Cautionary Statement Regarding Forward-Looking Statements.” Firefly’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” in the registration statement on Form S-4 (the “Registration Statement”) filed by WaveDancer, Inc. (“WaveDancer”) with the Securities and Exchange Commission (the “SEC”) on January 22, 2024, as amended, and declared effective on February 2, 2024. Unless otherwise stated or the context otherwise requires, the terms “Firefly,” “we,” “us,” “our,” and the “Company” refer to Firefly Neuroscience, Inc. and its subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

Statements in this MD&A, including statements incorporated by reference, may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events, or developments that the Company expects, believes, or anticipates will or may occur in the future, including statements related to plans, strategies, and objectives of management, the Company’s business prospects, the Company’s systems and technology, future profitability, and the Company’s competitive position, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. The inclusion of any statement in this MD&A does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on the Company’s business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

         ●         fluctuation and volatility in market price of the combined company’s common stock due to market and industry factors, as well as general economic, political and market conditions;

         ●         the impact of dilution on the stockholders of the combined company, including through the issuance of additional equity securities in the future;

         ●         the combined company’s ability to realize the intended benefits of the Merger (as defined below);

         ●         the impact of the combined company’s ability to realize the anticipated tax impact of the Merger (as defined below);

         ●         the outcome of litigation or other proceedings the combined company may become subject to in the future;

         ●         delisting of the our common stock from the Nasdaq Capital Market or the failure for an active trading market to develop;

         ●         the failure of altered business operations, strategies and focus of the combined company to result in an improvement for the value of our common stock;

         ●         the availability of and the Company ability to continue to obtain sufficient funding to conduct planned operations and realize potential profits;

         ●         the Company’s limited operating history;

         ●         the impact of the complexity of the regulatory landscape on the Company’s ability to seek and obtain regulatory approval for its BNA Platform (as defined below), both within and outside of the U.S.;

         ●         challenges the Company may face with maintaining regulatory approval, if achieved;

         ●         the impact of the concertation of capital stock ownership with insiders of the combined company after the merger on stockholders’ ability to influence corporate matters.

         ●         the impacts of future acquisitions of businesses or products and the potential to fail to realize intended benefits of such acquisition;

         ●         the potential impact of changes in the legal and regulatory landscape, both within and outside of the U.S.;

         ●         the Company’s dependence on third parties;

         ●         challenges the Company may face with respect to its BNA Platform achieving market acceptance;

         ●         the impact of pricing of the Company’s BNA Platform;

         ●         emerging competition and rapidly advancing technology in the Company’s industry;

         ●         the Company’s ability to obtain, maintain and protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on its proprietary rights; and

         ●         the Company’s ability to maintain adequate cyber security and information systems.

Additional information concerning these and other risks is described under “Risk Factors,” “Firefly Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “WaveDancer’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement. The Company expressly disclaims any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

Overview

Firefly is an Artificial Intelligence (“AI”) technology company developing innovative neuroscientific solutions that improve outcomes for patients with mental illnesses and neurological disorders. Its FDA-510(k) cleared Brain Network Analytics software platform (the “BNA Platform”) and is focused on advancing diagnostic and treatment approaches for people suffering from mental illnesses and cognitive disorders, including depression, dementia, anxiety disorders, concussions, and attention-deficit/hyperactivity disorder. It has taken a period of 15 years and an investment of approximately $60 million, to develop the software, compile the requisite database of brain wave tests, gain patent protection, and receive Federal Drug Administration (“FDA”) approval to market and sell the BNA Platform so, as of today, Firefly is in a position to undertake a commercial launch of the BNA Platform. Firefly believes there is great potential for such commercialization, both with respect to pharmaceutical companies in their drug research and clinical trial activities, as well as medical practitioners in their clinics.

The BNA Platform is a software as a medical solution that was developed using AI and machine learning on Firefly’s extensive proprietary database of standardized, high-definition longitudinal electroencephalograms (“EEG”) of over 17,000 patients representing twelve disorders, as well as clinically normal patients. The BNA Platform, in conjunction with an FDA-cleared EEG system, can provide clinicians with comprehensive insights into brain function (cognition). These insights can enhance a clinician’s ability to accurately diagnose mental illnesses and cognitive disorders and to evaluate what therapy or drug is best suited to optimize a patient’s outcome.

The clinical utility of EEG technology to support better outcomes for patients with mental illnesses and cognitive disorders has been well documented. Historically, clinical adoption of EEG by medical professionals, including psychiatrists, neurologists, nurse practitioners and general practitioners, has been limited due to the complexity of interpreting EEG recordings and the inability to practically compare a patient’s brain function to that of a clinically normal age-matched patient. Firefly believes that without defining a standard deviation to the norm, it is not possible to objectively assess brain function. By establishing an objective baseline measurement of brain function, the BNA Platform enables clinicians to optimize patient care, leading to improved outcomes for people suffering from mental illnesses and cognitive disorders.

Firefly’s value proposition is supported by real-world use of the BNA Platform. Incorporating the BNA Platform as part of a patient management protocol demonstrated improved response rates, enhanced therapy compliance, reduced non-responder rates and a reduction in need for medication switching among patients1. Further, Firefly believes that its extensive clinical database, when combined with advanced AI, provides the opportunity to identify clinically relevant biomarkers that will support better patient outcomes through precision medicine and companion diagnostics. We expect to gather additional data through the clinical deployments and clinical studies conducted by drug companies. This additional data should allow us to discover new biomarkers and objectively measure the impact of therapeutic interventions on patients of different types, further enhancing our platform’s effectiveness. Firefly believes that it will be able to enhance accurate diagnosis and predict what therapy or drug, or a combination thereof, is best suited to optimize patient outcomes. This represents a paradigm shift in how clinicians manage patients with mental illnesses and cognitive disorders holding the potential to transform brain health.

Recent Developments

Reverse Merger with WaveDancer

On November 15, 2023, we entered into the Agreement and Plan of Merger (as amended, the “Merger Agreement”) with WaveDancer and FFN Merger Sub, Inc. (“Merger Sub”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub merged with and into Firefly, with Firefly becoming a wholly-owned subsidiary of WaveDancer and the surviving corporation of the merger (the “Merger”). On August 12, 2024, prior to the consummation of the Merger, WaveDancer effectuated a 1-for-3 reverse stock split of its common stock (the “Reverse Stock Split”). On August 12, 2024, the Merger closed, and on August 13, 2024, we began trading on the Nasdaq Capital Market under the ticker symbol “AIFF.”

Private Placement

On July 26, 2024, prior to the consummation of the Merger, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we agreed to issue and sell (i) 3,069,287 shares (the “PIPE Shares”) of common stock and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 4,849,265 shares of our common stock, and (iii) warrants (the “Warrants”) to purchase up to 7,918,552 shares of common stock in a private placement (the “Private Placement”). The purchase price of each PIPE Share and accompanying Warrant was $0.442 and the purchase price of each Pre-Funded Warrant and accompanying Warrant was $0.4419. The Private Placement closed on August 12, 2024, substantially contemporaneously with the consummation of the Merger. The aggregate gross proceeds from the transaction were approximately $3.5 million, before deducting estimated offering expenses payable by us.

Series C Financing

Between October 17, 2023 and June 30, 2024, we raised an aggregate of $3,039,000 from a private placement of 2,374,219 Series C units (the “Series C Units”), which such Series C Units were comprised of shares of Series C Preferred Stock and warrants to purchase up to 2,374,665 shares of common stock, which were sold at a combined purchase price of $1.28 per Series C Unit. Each warrant has an exercise price of $2.56 per share (subject to adjustment from time to time in accordance with the terms thereof), is exercisable immediately upon issuance and expires at 4:30 p.m. (New York time) three years following the initial date of issuance.

Financial Operations Overview

Revenue

Revenue consists of BNA testing and the undertaking of projects.

Operating Expense

Research and Development Expense

Research and development expenses represent costs incurred to conduct research and development, such as the development of the BNA Platform. Firefly recognizes all research and development costs as they are incurred. Research and development expenses consist primarily of the following:

● salaries and benefits;

● consulting arrangements; and

● other expenses incurred to advance Firefly’s research and development activities.

The largest component of Firefly’s operating expenses has historically been the investment in research and development activities. Firefly expects research and development expenses will increase in the future as Firefly further refines and optimizes the BNA Platform and invests in is evolution. It is likely that Firefly will continue to evaluate opportunities and strategic partnerships to acquire or license other products and technologies, which may result in higher research and development expenses due to licensing fees and/or integrations.

Selling and Marketing Expenses

Selling and marketing expenses consist of employee-related expenses, including salaries, benefits, travel, clinical fees and other marketing functions, as well as fees paid for consulting services.

General and Administrative Expenses

General and administrative expenses consist of employee-related expenses, including salaries, benefits, travel and noncash stock-based compensation, and other administrative functions, as well as fees paid for legal, and accounting services, consulting fees and facilities costs not otherwise included in research and development expense. Legal costs include general corporate legal fees and patent costs. Firefly expects to incur additional expenses as a result of operating as a public company following completion of the merger, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.

Other (Income) Expense

Other (income) expense consists primarily of interest bank fees and loan fees, foreign exchange gain or loss, loss on extinguishment of debt, gain or loss on sale of investments and gain or loss on sales of fixed assets.

Critical Accounting Estimates

The preparation of our financial statements is in accordance with generally accepted accounting principles in the United States of America, which require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and other related disclosures. While we believe our estimates, assumptions and judgments are reasonable, they are based on information presently available. Actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions as a result of unforeseen events or otherwise, which could have a material impact on our financial position and results of operations.

Results of Operations

Comparison of the three months ended June 30, 2024, to the three months ended June 30, 2023

The following table sets forth amounts from our condensed consolidated statements of operations for the three months ended June 30, 2024, and 2023:

The following tables set forth Firefly’s results of operations for the periods presented:

	Three months ended June 30,
	$US, in thousands

	2024	2023	Change

REVENUE	10	451	(441)
OPERATING EXPENSES:
Research and development expenses	350	199	151
Selling and marketing expenses	293	171	122
General and administration expenses	626	399	227
TOTAL OPERATING EXPENSES	1269	769	500

OPERATING LOSS	1259	318	940

OTHER (INCOME) EXPENSE
Interest, bank fees and loan fees	10	3	6
Unrealized (gain) loss on foreign exchange	(31)	-	(31)
Other (Income) Expenses	26	2	24
LOSS BEFORE INCOME TAX	1,264	323	941

Revenue

Revenue for the three months ended June 30, 2024, was $10,000, as compared to $451,000 in the three months ended June 30, 2023, representing a decrease of $441,000 or 98%. The decrease is primarily due to the recognition of deferred revenue relating to outstanding contracts when obligations were deemed to be fulfilled in 2023.

Operating Expenses

Research and Development Expenses

Research and development expenses for the three months ended June 30, 2024, were $350,000, as compared to $199,000 for the three months ended June 30, 2023, representing an increase of $151,000, or 76%. This increase was primarily due to a significant increase in investment in staff associated with the development of our next generation of BNA Platform.

Selling and Marketing Expenses

Selling and marketing expenses for the three months ended June 30, 2024, were $293,000, as compared to $171,000 for the for the three months ended June 30, 2023, representing an increase of $122,000, or 71%. This increase was primarily due to our updating of company branding in preparation of the reverse merger and market research initiatives related to our next generation BNA Platform.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2024, were $626,000, as compared to $399,000 for the three months ended June 30, 2023, representing an increase of $227,000, or 57%. This increase was primarily due to ongoing legal and professional costs associated with the Merger, as well as preparation of year-end audited statements and review of our unaudited financial statements for the quarter ended March 31, 2024.

Other (Income) Expense

Other (Income) Expense for the three months ended June 30, 2024, were $5,000, as compared to $5,000 for the three months ended June 30, 2023, representing a minimal change.

Comparison of the six months ended June 30, 2024, to the six months ended June 30, 2023

The following table sets forth amounts from our condensed consolidated statements of operations for the six months ended June 30, 2024, and 2023:

The following tables set forth Firefly’s results of operations for the periods presented:

	Six months ended June 30,
	$US, in thousands

	2024	2023	Change

REVENUE	22	456	(434)
OPERATING EXPENSES:
Research and development expenses	639	320	319
Selling and marketing expenses	542	304	238
General and administration expenses	1,191	696	495
TOTAL OPERATING EXPENSES	2,372	1,320	1,052

OPERATING LOSS	2,350	864	1,486

OTHER (INCOME) EXPENSE
Interest and bank fees	12	10	2
Unrealized (gain) loss on foreign exchange	(3)		(3)
Other (income) expense	27	2	25
NET LOSS	2386	876	24

Revenue

Revenue for the six months ended June 30, 2024, was $22,000, as compared to $456,000 in the six months ended June 30, 2023, representing a decrease of $434,000 or 95%. The decrease is primarily due to the recognition of deferred revenue relating to outstanding contracts when obligations were deemed to be fulfilled in 2023.

Operating Expenses

Research and Development Expenses

Research and development expenses for the six months ended June 30, 2024, were $639,000, as compared to $320,000 for the six months ended June 30, 2023, representing an increase of $319,000, or 100%. This increase was primarily due to a significant increase in investment in staff associated with the development of our next generation of BNA Platform.

Selling and Marketing Expenses

Selling and marketing for the six months ended June 30, 2024, were $542,000, as compared to $304,000 for the for the six months ended June 30, 2023, representing an increase of $238,000, or 74%. This increase was primarily due to our updating of company branding in preparation of the reverse merger, market research initiatives related to our next generation BNA Platform and professional services related to sales documentation.

General and Administration Expenses

General and administration expenses for the six months ended June 30, 2024, were $1,191,000, as compared to $696,000 for the six months ended June 30, 2023, representing an increase of $495,000, or 71%. This increase was primarily due to ongoing legal and professional costs associated with the Merger, as well as preparation of year-end audited statements and review of our unaudited financial statements for the quarter ended March 31, 2024.

Other (income) expense

Other (income) expense for the six months ended June 30, 2024, were $36,000, as compared to $12,000 for the six months ended June 30, 2023, representing an increase of $24,000 mainly due to foreign exchange fluctuations associated with operations in Canada and Israel.

Cash flows for the six months ended June 30, 2024, to the six months ended June 30, 2023

The following table sets forth the significant sources and uses of cash for the periods noted below:

	For the six months ended June 30,
	2024	2023	Change
	(in thousands)

Net cash (used in) provided by

Operating activities	$(2,418)	$(936)	$(1,482,000)

Investing activities	$(312)	$—	$(312)

Financing activities	$945	$1,225	$(280)

Operating Activities

For the six months ended June 30, 2024, net cash used in operating activities was $2,418,000, as compared to $936,000 for the six months ended June 30, 2023, representing an increase of $1,482,000, or 158%. This increase in net cash used in operating activities is primarily due to an increase in day-to-day operating costs, a reduction in liabilities, costs related to the Merger, and research costs associated with the development of the next generation BNA Platform.

Investing Activities

For the six months ended June 30, 2024, net cash used in investing activities was $312,000, as compared to no cash used in investing activities for the six months ended June 30, 2023. The increase in cash used in investing activities is primarily attributed to our investment into the development of the next generation BNA Platform and associated hardware.

Financing Activities

For the six months ended June 30, 2024, net cash provided from financing activities was $945,000, as compared to $1,225,000 for the six months ended June 30, 2023, representing a decrease of $280,000, or 23%. The decrease was primarily due to a reduction in financing needs year-to-year as well as acknowledging financing has been secured post-Merger.

Liquidity and Capital Resources

For the remainder of fiscal year 2024 and the first half of 2025, we expect to continue to incur negative cash flows from operations as we continue to make targeted investments in sales and marketing and research and development of our next generation BNA Platform.

Beyond the next 12 months, our ability to achieve profitability depends on the commercialization of our flagship product, the BNA Platform. We expect to incur significant costs for at least two to four years to commercialize and distribute our products, and we expect our expenses to increase in connection with our ongoing activities, particularly as we continue our research and development and expand our production capabilities as needed. As a result, we will require significant capital to support our ongoing operations and to drive our business strategy before we can be profitable.

Until we can generate adequate revenues from the sale of our products to cover our operating expenses and capital expenditure requirements, we expect to finance our operations through the sale of equity, debt financing, or other sources. There can be no guarantee that debt or equity financings will be available to us on commercially reasonable terms, if at all. Additionally, we may be unable to further pursue our business plan and we may be unable to continue operations. The report of our independent registered public accounting firm for the year ended December 31, 2023, states that there is substantial doubt about our ability to continue as a going concern.

The estimates and assumptions underlying our belief in the sufficiency of our capital resources in the short term and our ability to obtain capital resources in the long term may prove to be wrong, and we could exhaust our capital resources sooner than we expect and may not be able to obtain resources on favorable terms, or at all.

We have no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Known Trends, Events, and Uncertainties

As with other companies that are in our industry, we will need to successfully manage normal business and scientific risks. Research and development of new technologies is, by its nature, unpredictable. We cannot assure you that our technology will be adopted, that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. In addition, the emergence and effects of public health crises, such as endemics and epidemics are difficult to predict and the consequences of the ongoing war between Israel and Hamas, including related sanctions and countermeasures and the effects of such war on our employees in Israel, are difficult to predict, and could adversely impact geopolitical and macroeconomic conditions, the global economy, and contribute to increased market volatility, which may in turn adversely affect our business and operations. Furthermore, other than as discussed in this MD&A, we have no committed source of financing and may not be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to severely curtail, or even to cease, our operations.

Other than as discussed above and elsewhere in this MD&A and in the Registration Statement, we are not aware of any trends, events or uncertainties that are likely to have a material effect on our financial condition.